UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2010

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2010, the Board of Directors (the “Board”) of Heelys, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, approved the Company’s fiscal 2010 management incentive plan (the “Plan”).  The Plan sets forth the criteria for payments of cash bonuses to the Company’s executive officers for service in fiscal 2010.

The Plan assigns a specific target bonus to each participant.  The target bonus for the Company’s Chief Executive Officer is 50% of his base salary, and the target bonus for the Company’s Chief Financial Officer is 30% of his base salary.

Under the Plan, bonus payout amounts generally will be a percentage of each participant’s respective target bonus, and will vary depending on the Company’s financial performance.  The Plan divides the Company’s financial performance into three levels:  At the “threshold” level, the participant will be eligible for 50% of his target bonus; at the “target” level, the participant would be eligible for 100% of his target bonus; and at the “maximum” level, the participant would be eligible for 200% of his target bonus.  Bonus payout opportunities at each level (i.e., threshold, target, and maximum) are based 25% on the Company’s net revenue and 75% on its profit before tax.  The Board may, in its discretion, adjust the payout opportunities at each level to exclude one-time, non-operating items that may occur during fiscal 2010.

All bonus payout amounts are subject to prior approval by the Board.  The Board retains discretion to vary the bonus payout amounts up to 20% (higher or lower), based on its subjective assessment of the participant’s performance and contribution to achieving the Company’s financial performance level.

The amounts payable under the Plan are not determinable at present. However, if, during fiscal 2010, the Company’s financial performance reaches the threshold level, the maximum bonuses available to our Chief Executive Officer (Thomas C. Hansen) and Chief Financial Officer (Craig D. Storey) will be $107,500 and $30,000, respectively.  If the Company’s financial performance reaches the target level, the maximum bonuses available to Messrs. Hansen and Storey will be $215,000 and $60,000, respectively.  If the Company reaches the maximum level, the maximum bonuses available to Messrs. Hansen and Storey be $430,000 and $120,000, respectively.  All of the foregiong amounts are before the discretionary subjective assessment that the Board may make — which can vary the bonus payment amounts — up to 20% higher or lower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: August 31, 2010	By:	/s/ Thomas C. Hansen
Thomas C. Hansen
Chief Executive Officer